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                                 EXHIBIT 5.1

    [LETTERHEAD OF O'CONNOR, CAVANAGH, ANDERSON, KILLINGSWORTH & BESHEARS]

                               November 6, 1996


DenAmerica Corp.
7373 N. Scottsdale Road, Suite D-120
Scottsdale, Arizona  85253

        RE: REGISTRATION STATEMENT ON FORM S-3
            DENAMERICA CORP.

Gentlemen:

        We have acted as legal counsel to DenAmerica Corp. (the "Company"), in connection with the preparation of Amendment No. 1 to the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed on or about November 6, 1996, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. The Registration Statement covers
(i) an aggregate of 4,006,792 shares of the Company's common stock, par value $.10 per share (the "Common Stock") that may be sold from time to time by certain of the Company's shareholders (the "Selling Shareholders") and (ii) an aggregate of 653,748 shares of Common Stock that may be sold from time to time by certain Selling Shareholders following issuance of such shares by the Company upon the exercise of various warrants and unit purchase options currently outstanding or upon exercise of warrants issuable upon exercise of currently outstanding unit purchase options (as described in the Registration Statement) entitling the holders thereof to purchase such shares at the price per share specified in the various warrants and unit purchase options (all such shares of Common Stock collectively called the "Shares").

        With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the Registration Statement and such other corporate records of the Company, agreements and other instruments, and certificates of public officials and officers of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of the Company. We have also assumed (i) the payment by the Selling Shareholders (or the prior holders thereof) of the full and sufficient consideration due from them to the Company for such Shares, and (ii) the certificates representing the Shares have been duly issued, executed, and authenticated by the Company.

        Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to such further limitations and qualifications set forth below, it is our opinion that the Shares will be validly issued, fully paid,

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DenAmerica Corp.
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and non-assessable when (a) the Registration Statement as then amended shall have been declared effective by the Commission, (b) the various warrants and unit purchase options are exercised in accordance with their terms, including the payment of the exercise price for the Shares underlying such warrants and unit purchase options, and (c) the Shares have been sold by the Selling Shareholders as described in the Registration Statement.

        For purposes of our opinion, we have assumed that the Company has paid all taxes, penalties and interest which are due and owing to the states of Georgia and Arizona.

        We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the state of Georgia, as to which we have conferred with Georgia counsel. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

        We hereby expressly consent to any reference to our firm in the Registration Statement, the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

                                        Very truly yours,

                                        O'Connor, Cavanagh, Anderson,
                                        Killingsworth & Beshears, P.A.